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As Filed Pursuant to Rule 424(b)(2)
Registration No. 333-132936-14

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 29, 2007

Credit Suisse

Medium-Term Notes

        We may offer from time to time our medium-term notes directly or through any one of our branches.

        The notes will bear interest at either a fixed or a floating rate. Interest will be paid on the dates stated in the applicable pricing supplement.

        The notes may be either callable by us or puttable by you, if specified in the applicable pricing supplement.

        The specific terms of each note offered will be described in the applicable pricing supplement, and the terms may differ from those described in this prospectus supplement.

        Investing in the notes may involve risk. See "Foreign Currency Risks" on page 39 of the accompanying prospectus, the risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group and us, the portions of which relating to us are incorporated by reference herein, and any additional risk factors we describe in future filings we make with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended.

        Unless otherwise provided in the applicable pricing supplement, we will sell the notes to the public at 100% of their principal amount. We will receive between 99.875% and 99.250% of the proceeds from the sale of the notes, after paying the agents' commissions or discounts of between 0.125% and 0.750%; provided that, commissions with respect to notes with a stated maturity of more than thirty years from date of issue will be negotiated at the time of sale.

        Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or any accompanying prospectus or pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

        The notes are not deposit liabilities and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

The date of this prospectus supplement is March 24, 2008.

DESCRIPTION OF NOTES

General

        The notes will be direct, unsecured and unsubordinated obligations of Credit Suisse. The following description of the particular terms of the notes offered by this prospectus supplement (referred to in the accompanying prospectus as the debt securities or the senior debt securities) supplements the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus, which description you should also read. If this description differs in any way from the description in the accompanying prospectus, you should rely on this description. Unless we specify otherwise in the applicable pricing supplement, the notes will have the terms described below.

        We will issue the notes under an indenture dated as of March 29, 2007 between us and The Bank of New York, as trustee. The following summaries of certain provisions of the indenture do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the indenture, including the definitions in the indenture of certain terms.

        We will use this prospectus supplement and any pricing supplement in connection with the offer and sale from time to time of the notes.

        The pricing supplement relating to a note will describe the following terms:

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  the branch, if any, through which we are issuing the notes;

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  the currency or currency unit in which the note is denominated and, if different, the currency or currency unit in which payments of principal and interest on the note will be made (and, if the specified currency is other than U.S. dollars, any other terms relating to that foreign currency denominated note and the specified currency);

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  whether the note bears a fixed rate of interest or bears a floating rate of interest (including whether the note is a regular floating rate note, a floating rate/fixed rate note or an inverse floating rate note (each as described in the accompanying prospectus));

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  if the note is a fixed rate note, the interest rate and interest payment dates;

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  if the note is a floating rate note, the interest rate basis (or bases), the initial interest rate, the interest reset dates, the interest reset period, the interest payment dates, the index maturity, if any, the spread and/or spread multiplier, if any (each as defined in the accompanying prospectus), the maximum interest rate and minimum interest rate, if any; the index currency, if any, and any other terms relating to the particular method of calculating the interest rate for that note;

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  the issue price;

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  the issue date;

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  the maturity date, and whether we can extend the maturity of a note;

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  if the note is an indexed note (as defined in the accompanying prospectus), the terms relating to the particular note;

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  if the note is a dual currency note (as defined in the accompanying prospectus), the terms relating to the particular note;

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  if the note is a renewable note (as defined in the accompanying prospectus), the terms relating to the particular note;

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  if the note is a short-term note (as defined in the accompanying prospectus), the terms relating to the particular note;

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  if the note is an amortizing note (as defined in the accompanying prospectus), the amortization schedule and any other terms relating to the particular note;

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  whether the note is an original issue discount note (as defined in the accompanying prospectus);

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  whether the note may be redeemed at our option, or repaid at the option of the holder, prior to its stated maturity as described under "Description of Debt Securities—Redemption at the Option of the Relevant Issuer" and "Description of Debt Securities—Repayment at the Option of the Holders; Repurchase" in the accompanying prospectus and, if so, the provisions relating to redemption or repayment, including, in the case of any original issue discount notes, the information necessary to determine the amount due upon redemption or repayment;

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  whether we may be required to pay "additional amounts" in respect of payments on the notes as described under "Description of Debt Securities—Payment of Additional Amounts" in the accompanying prospectus and whether the notes may be redeemed at our option as described under "Description of Debt Securities—Tax Redemption" in the accompanying prospectus;

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  any relevant tax consequences associated with the terms of the notes which have not been described under "Taxation" in the accompanying prospectus; and

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  any other terms not inconsistent with the provisions of the indenture.

        Subject to the additional restrictions described under "Special Provisions Relating to Foreign Currency Denominated Debt Securities" in the accompanying prospectus, each note will mature on a day specified in the applicable pricing supplement. Except as may be provided in the applicable pricing supplement and except for indexed notes, all notes will mature at par.

        We are offering the notes on a continuing basis in denominations of $2,000 and any integral multiples of $1,000 in excess thereof unless otherwise specified in the applicable pricing supplement, except that notes in specified currencies other than U.S. dollars will be issued in the denominations set forth in the applicable pricing supplement. We refer you to "Special Provisions Relating to Foreign Currency Denominated Debt Securities" in the accompanying prospectus.

Interest and Interest Rates

        Unless otherwise specified in the applicable pricing supplement, each note will bear interest at either:

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  a fixed rate specified in the applicable pricing supplement; or

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  a floating rate specified in the applicable pricing supplement determined by reference to an interest rate basis, which may be adjusted by a spread and/or spread multiplier. Any floating rate note may also have either or both of the following:

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  a maximum interest rate limitation, or ceiling, on the rate at which interest may accrue during any interest period; and

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  a minimum interest rate limitation, or floor, on the rate at which interest may accrue during any interest period.

        In addition, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

        Unless otherwise specified in the applicable pricing supplement for a floating rate note, notwithstanding the accompanying prospectus, if an interest payment date (other than the maturity date, but including any redemption date or repayment date) would fall on a day that is not a business day (as defined in the accompanying prospectus), such interest payment date (or redemption date or repayment date) will be the following day that is a business day, and interest shall accrue and be payable to such following business day, except that if the interest rate basis is LIBOR and such business day falls in the next calendar month, the interest payment date (or redemption date or repayment date) will be the immediately preceding day that is a business day and interest shall accrue to, and be payable on, such preceding business day.

        Unless otherwise specified in the applicable pricing supplement for a floating rate note, notwithstanding the accompanying prospectus, if the maturity date falls on a day that is not a business day, the required payment of principal, premium, if any, and interest shall be made on the next succeeding business day with the same force and effect as if made on the date such payment was due, and interest shall not accrue and be payable with respect to such payment for the period from and after the maturity date to the date of such payment on the next succeeding business day.

Other Provisions; Addenda

        Any provisions with respect to notes, including the determination of an interest rate basis, the specification of interest rates bases, calculation of the interest rate applicable to a floating rate note, interest payment dates or any other matter relating thereto may be modified by the terms specified under "Other Provisions" on the face of the note in an addendum relating thereto, if so specified on the face thereof and in the applicable pricing supplement.

Foreign Currency Judgments

        Enforcement claims or court judgments under Swiss debt collection or bankruptcy proceedings may only be made in Swiss francs. Thus, holders in any such proceedings would not be able to recover judgment in the currency of their notes, and the amount of any enforcement claim or court judgment denominated in a currency other than Swiss francs would be converted into Swiss francs at the rate obtained on (i) the date the enforcement proceedings are instituted or (ii) the date of the filing for the continuation of the bankruptcy procedure (Fortsetzungsbegehren), with respect to enforcing creditors, and at the rate obtained at the time of adjudication of bankruptcy (Konkurseröffnung), with respect to non-enforcing creditors.

Book-Entry, Delivery and Form

        We will issue the notes in the form of one or more fully registered global certificates, or global notes. Unless we state otherwise in the applicable pricing supplement, we will deposit the notes with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC's nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except under the circumstances described in the accompanying prospectus under the caption "Description of Debt Securities—Book-Entry System," book-entry notes will not be exchangeable for certificated notes and will not otherwise be issuable as certificated notes.

        Unless we state otherwise in an applicable pricing supplement, you may elect to hold interests in the global securities through either DTC (in the United States) or Clearstream Banking, société anonyme, which we refer to as Clearstream, Luxembourg, or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as Euroclear (outside of the United States), if you are participants of such systems, or indirectly through organizations which are participants in such systems. Interests held through Clearstream, Luxembourg and Euroclear will be recorded on DTC's books as being held by the U.S. depositary for each of Clearstream, Luxembourg and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants' customers' securities accounts.

        For a further description of procedures regarding global securities representing book-entry notes, we refer you to "Description of Debt Securities—Book-Entry System" in the accompanying prospectus.

PLAN OF DISTRIBUTION

        Under the terms of the distribution agreement dated May 7, 2007, we are offering the notes on a continuing basis through Credit Suisse Securities (USA) LLC, which we refer to as the agent, which has agreed to use its reasonable efforts to solicit purchases of the notes. Except as otherwise agreed by us and the agent with respect to a particular note, we will pay the agent a commission or discount ranging from 0.125% to 0.750% of the principal amount of each note, depending on its maturity, sold through the agent. We will have the sole right to accept offers to purchase notes and may reject any offer in whole or in part. The agent shall have the right, in its sole discretion, to reject any offer to purchase notes received by it, in whole or in part, that it reasonably considers to be unacceptable.

        We also may sell notes to the agent, acting as principal, at a discount or concession to be agreed upon at the time of sale, for resale to one or more investors or other purchasers at a fixed offering price or at varying prices related to prevailing market prices at the time of such resale or otherwise, as determined by the agent and specified in the applicable pricing supplement. The agent may offer the notes it has purchased as principal to other dealers. The agent may sell notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by the agent from us. Unless otherwise indicated in the applicable pricing supplement, any note sold to the agent as principal will be purchased by the agent at a price equal to 100% of the principal amount less a percentage equal to the commission applicable to any agency sale of a note of identical maturity, and may be resold by the agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions as described above. After the initial public offering of notes to be resold to investors and other purchasers, the public offering price, concession and discount may be changed.

        We may also sell notes directly to investors (other than broker-dealers) in those jurisdictions in which we are permitted to do so. We will not pay any commission on any notes we sell directly. We may also sell notes to one or more banks, acting as agents for their customers, in jurisdictions where we are permitted to do so. Unless otherwise indicated in the applicable pricing supplement, any note sold to a bank as agent for its customer will be sold at a price equal to 100% of the principal amount and we, or one of our affiliates, will pay such bank a commission equal to the commission applicable to a sale of a note of identical maturity through the agent.

        We may appoint, from time to time, one or more additional agents with respect to particular notes or with respect to the notes in general, acting either as agent or principal, on substantially the same terms as those applicable to sales of notes to or through Credit Suisse Securities (USA) LLC pursuant to the distribution agreement.

        We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

        Each purchaser of a note will arrange for payment as instructed by the agent. The agent is required to deliver the proceeds of the notes to us in immediately available funds, to a bank designated by us in accordance with the terms of the distribution agreement, on the date of settlement.

        We estimate that the total expenses for the offering, excluding underwriting commissions, discounts and SEC registration fees (which are deferred in accordance with Rules 456(b) and 457(r)) will be approximately $500,000.

        The agent, whether acting as agent or principal, may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, or the Securities Act. We have agreed to indemnify the agent against liabilities under the Securities Act, or contribute to payment which the agent may be required to make in that respect. We have also agreed to reimburse the agent for certain expenses.

        No note will have an established trading market when issued. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on a national securities exchange in the United States. We have been advised that Credit Suisse Securities (USA) LLC intends to make a market in the notes, as permitted by applicable laws and regulations. Credit Suisse Securities (USA)

LLC is not obligated to do so, however, and may discontinue making a market at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.

        Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, may use this prospectus supplement, together with the accompanying prospectus and applicable pricing supplement, in connection with offers and sales of notes related to market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse Securities (USA) LLC, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including Credit Suisse Securities (USA) LLC, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in the notes and may discontinue any market-making activities at any time without notice, at its sole discretion. Credit Suisse Securities (USA) LLC, one of our wholly-owned subsidiaries, is our affiliate. The offering therefore is being conducted in accordance with the applicable provisions of Section 2720 of the Rules of the Financial Industry Regulatory Authority. The broker-dealers will not confirm sales to any accounts over which they exercise discretionary authority without first receiving a written consent from their accounts.

        No action has been or will be taken by us or the agent that would permit a public offering of the notes or possession or distribution of this prospectus supplement and the accompanying prospectus or any pricing supplement in any jurisdiction other than the United States except in accordance with the distribution agreement.

Selling Restrictions

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each agent will represent and agree that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

          (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

          (c)   to fewer than 100 natural or legal persons (other than qualified institutional investors as defined in the Prospectus Directive); or

          (d)   in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

        An "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive. The expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State. References to "€" are to euros.

        In addition, each agent will represent and agree that:

          (a)   the notes may not and will not be publicly offered, distributed or re-distributed in or from Switzerland and neither the prospectus supplement, prospectus or any other offering material relating to the notes may be communicated or distributed in Switzerland in any way that could constitute a public offering within the meaning of Articles 1156 or 652a of the Swiss Code of Obligations or Articles 3 and 5 of the Swiss Federal Act on Collective Investment Schemes. The prospectus supplement, prospectus or any other offering material relating to the notes may not be copied, reproduced, distributed or passed on to others without our prior written consent. The prospectus supplement, prospectus or any other offering material relating to the notes does not constitute a prospectus within the meaning of Articles 1156 and 652a of the Swiss Code of Obligations or a listing prospectus according to the Listing Rules of the SWX Swiss Exchange (and may not comply with the information standards required thereunder) nor a simplified prospectus within the meaning of Article 5 of the Swiss Federal Act on Collective Investment Schemes. No application for a listing of the notes on any Swiss stock exchange or other Swiss regulated market has been or will be made, and the prospectus supplement, prospectus or any other offering material relating to the notes may not comply with the information required under the relevant listing rules. The notes will not constitute investment fund units or a participation in another collective investment scheme in the meaning of the Swiss Federal Act on Collective Investment Schemes. Accordingly, neither the notes nor holders of the notes benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Federal Banking Commission. Investors are subject to the credit risk of the Bank;

          (b)(i)      no prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the notes that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers, and (ii) it has not offered or sold and will not offer or sell, directly or indirectly, the notes to the public in France, and has not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in France, the prospectus supplement or the prospectus or any other offering material relating to the notes, and that such offers, sales and distributions have been and shall only be made in France to persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) and/or a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in Articles L. 411-2, D. 411-1, D. 411-2, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Code monétaire et financier. The direct or indirect distribution to the public in France of any so acquired notes may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Code monétaire et financier and applicable regulations thereunder;

          (c)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us;

          (d)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom;

          (e)   the notes have not been and will not be registered under the Securities and Exchange Law of Japan. Each agent has represented and agreed that it has not offered or sold, and will not offer or sell any notes directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or resale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, "Japanese person" means any person resident in Japan, including any corporation or other entity organized under the laws of Japan;

          (f)    the notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder. The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong;

          (g)   This prospectus supplement and the accompanying prospectus has not been registered as a prospectus or information memorandum with the Monetary Authority of Singapore. No advertisement may be made offering or calling attention to an offer or intended offer of the notes to the public in Singapore. The agents may not offer or sell notes, make notes the subject of an invitation for subscription or purchase, or circulate or distribute this prospectus supplement, the accompanying prospectus, or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of notes, whether directly or indirectly, to the public or any member of the public in Singapore other than:

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    to an institutional investor or other person specified in Section 274 of the Securities and Futures Act 2001 of Singapore, or the Securities and Futures Act,

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    to a relevant person, or any person pursuant to Section 275(1A) of the Securities and Future Act, and in accordance with the conditions, specified in Section 275 of the Securities and Futures Act, or

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    otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

    Where the notes are subscribed or purchased under Section 275 by a relevant person which is:

             (x)  a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

             (y)  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

    equity shares, debentures and units of equity shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 except:

               (1)  to an institutional investor, or to any person pursuant to an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the Securities and Futures Act;

               (2)  where no consideration is given for the transfer; or

               (3)  by operation of law;

          (h)   the prospectus supplement, prospectus or any other offering material relating to the notes will not constitute a public offer of the notes, whether by way of sale or subscription, in the People's Republic of China. The prospectus supplement, prospectus or any other offering material relating to the notes may not be circulated or distributed in the People's Republic of China and the notes may not be offered or sold directly or indirectly to any resident of the People's Republic of China, or offered or sold to any person for re-offering or resale directly or indirectly to any resident of the People's Republic of China, except pursuant to applicable laws and regulations of the People's Republic of China. For the purpose of this clause (h), the People's Republic of China does not include Hong Kong, Macau and Taiwan;

          (i)    no prospectus supplement or accompanying prospectus or other disclosure document (as defined in the Corporations Act 2001 of Australia) in relation to the notes has been or will be lodged with the Australian Securities and Investments Commission ("ASIC"). Accordingly, each agent has represented and agreed that it:

            (x)   has not made or invited, and will not make or invite, an offer of the notes for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and

            (y)   has not distributed or published, and will not distribute or publish, the prospectus supplement, the prospectus or any other offering material relating to the notes in Australia,

  unless (i) the minimum aggregate consideration payable by each offeree is at least A$500,000 (or its equivalent in other currencies) (disregarding moneys lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors under Part 6D.2 of the Corporations Act 2001 of Australia, (ii) such action complies with all applicable laws, regulations and directives, and (iii) does not require any document to be lodged with the ASIC;

          (j)    it has not offered or sold, and will not offer or sell, any notes, directly or indirectly, in Canada or any province or territory thereof or to, or for the benefit of, any resident of Canada in contravention of the securities laws and regulations of the provinces and territories of Canada and represents that any offer of notes in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer is made; and that it has not and it will not distribute or deliver the prospectus supplement, the prospectus or any other offering material relating to the notes in Canada or to any resident of Canada in contravention of the securities law and regulations of the provinces and territories of Canada; and

          (k)   the notes have not been and will not be registered with the National Securities Registry (Registro Nacional de Valores) maintained by the National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores), and may not be offered or sold publicly in Mexico. The notes may be privately placed in Mexico, pursuant to the exemption set forth in the Article 8 of the Mexican Securities Market Law.

        This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

        Concurrently with the offering of the notes through the agent as described in this prospectus supplement, we may issue other securities from time to time as described in the accompanying prospectus.

        The agent and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business.

INCORPORATION BY REFERENCE

        We file annual and current reports and other information with the SEC. For information on the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, we refer you to "Where You Can Find More Information" on page 3 of the accompanying prospectus.

        We incorporate by reference in this prospectus supplement the following documents and any future documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the offering of the securities is completed:

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  the portions of the combined Annual Report on Form 20-F of the Group and us for the year ended December 31, 2007 relating to us as described therein; and

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  the portions of the Current Report on Form 6-K/A of the Group filed on March 20, 2008 relating to us.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The consolidated financial statements of the Bank as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2007, have been incorporated by reference into this prospectus supplement and the accompanying prospectus in reliance upon the reports of KPMG Klynveld Peat Marwick Goerdeler SA, independent registered public accounting firm, which are included in the combined Annual Report on Form 20-F of the Group and us for the year ended December 31, 2007, and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report on the consolidated financial statements of the Bank as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007 contains an explanatory paragraph that states that, in 2007, the Bank changed its method of accounting for certain financial instruments accounted for at fair value, in 2006, the Bank changed its method of accounting for defined benefit plans and, in 2005, the Bank changed its method of accounting for share-based compensation.

        The audit report on the effectiveness of internal control over financial reporting as of December 31, 2007, expresses an opinion that the Bank did not maintain effective internal control over financial reporting as of December 31, 2007 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that controls over the valuation of asset-backed securities positions in the collateralized debt obligations trading business in Investment Banking relating to the supervision and monitoring of the initial valuations of these positions by trading personnel and the related price testing and supervision by product control, which is segregated from trading, were not effective.

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TABLE OF CONTENTS
DESCRIPTION OF NOTES
PLAN OF DISTRIBUTION
INCORPORATION BY REFERENCE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM